                                                                    EXHIBIT 99.1

[TACT LOGO]         COMPANY CONTACT:            INVESTOR CONTACT:
                    Richard D. Falcone, CFO     Joseph M. Zappulla
                    TACT                        Wall Street Consultants Corp.
                    732-499-8228                212-681-4100
                    rfalcone@tact.com           jzappulla@wallstreetir.com




THE A CONSULTING TEAM ANNOUNCES FIRST QUARTER FINANCIAL RESULTS


NEW YORK, NY, MAY 05, 2005 - THE A CONSULTING TEAM (`TACT') (NASDAQ SMALLCAP:
TACX), AN IT AND BUSINESS PROCESS OUTSOURCING (BPO) SERVICES PROVIDER TO FORTUNE 1000 COMPANIES, TODAY REPORTED FINANCIAL RESULTS FOR ITS FIRST QUARTER ENDED MARCH 31, 2005. THE COMPANY REPORTED REVENUE OF $6.1 MILLION, AN INCREASE OF $314,000 OR 5.4 PERCENT OVER THE FIRST QUARTER OF THE PREVIOUS YEAR. THE COMPANY REPORTED A NET LOSS OF $259,000 OR $0.12 PER SHARE, WHICH INCLUDES PRETAX CHARGES OF $545,000 OF COSTS RELATED TO THE PENDING BUSINESS COMBINATION WITH VANGUARD INFO-SOLUTIONS CORPORATION ("VANGUARD"), WHICH IS EXPECTED TO CLOSE SHORTLY. THIS COMPARES TO NET EARNINGS OF $220,000 OR $0.10 PER DILUTED SHARE IN THE FIRST QUARTER OF 2004.

-----------------------------------------------------------------------
           $ IN 000'S                          THREE MONTHS ENDED
-----------------------------------------------------------------------
                                            3-31-05           3-31-04
-----------------------------------------------------------------------
Revenue                                     $ 6,115            $ 5,801
-----------------------------------------------------------------------
Gross profit                                $ 1,875            $ 1,681
-----------------------------------------------------------------------
Net earnings/(loss)                          $ (259)             $ 220
-----------------------------------------------------------------------
Earnings per diluted share                  $ (0.12)            $ 0.10
-----------------------------------------------------------------------
Transaction Costs included
  in Net loss above                           $ 545                $ -
-----------------------------------------------------------------------


Gross margin during the first quarter was 30.7 percent, an increase of approximately 2 percent from the first quarter of 2004 and virtually flat with the previous quarter.

On January 23, 2004, the Company announced that it had agreed to combine its business with Vanguard, a private global business process outsourcing, call center and IT services company with operations in the US and India. Pursuant to the terms of the agreement, which includes the issuance of 7.3 million new shares of TACT common stock to Vanguard shareholders, TACT intends to pay a cash dividend of $0.75 per share upon the consummation of the transaction to its shareholders of record as of March 21, 2005.

"Excluding the $545,000 in transaction costs incurred during the quarter, TACT would have generated its seventh consecutive quarter of net profitability," commented Shmuel BenTov, TACT's chairman and CEO. "We expect the proposed merger with Vanguard to be completed shortly, which will mark a new era for TACT's shareholders. In addition to a well respected IT services business, our shareholders will also benefit from the fast growing, India based, business processing outsourcing business. Our combined businesses should provide a solid base for strong revenue and earnings growth."

Richard Falcone, TACT's chief financial officer, added, "We ended the first quarter with a strong balance sheet. The company's current ratio of 3.02 was virtually flat with the previous quarter level. While accounts receivable increased to $4.5 million from $3.8 million at the end of the previous quarter, our DSO remains very manageable at 59 days. Book value at the end of the quarter was $2.88 per share, and we had no long term debt."

TACT intends to conduct a conference call to discuss its first quarter results and its pending business combination with Vanguard when the transaction is completed.

ABOUT TACT
TACT (Nasdaq SmallCap:TACX) is an end-to-end IT and Business Process Outsourcing
(BPO) services provider to Fortune 1000 companies, and other large organizations. TACT through its SMART Approach, a leading edge set of end-to-end solutions and services that include Strategy, Methodology, Architecture, Resources and Tools provides its clients with modernization and development services, which include systems that should be replaced and rewritten, enhanced, converted or Web Enabled. More information about TACT(R) can be found at its web site at http://www.tact.com

ABOUT VANGUARD

Vanguard was formed in 2000 and is a leading provider of value-added offshore customer care and customer acquisition services, and business process outsourcing ("BPO") solutions in the telecom, medical billing, financial services, debt collection, claims processing, data processing and utility sectors. Vanguard is also a provider of IT consulting and solutions services in the area of telecommunications, web software development, network management and enterprise - wide security. Vanguard has leveraged its global delivery model and process expertise to rapidly become one of the leading off-shore BPO providers and is well-positioned to grow within the BPO services market. Vanguard has facilities in New Jersey, USA and Delhi and Bangalore, India

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"Safe Harbor" Statements under the Private Securities Litigation Reform Act of
1995: Statements made in this press release which are not historical facts, including those that refer to TACT plans, beliefs and intentions, are "forward-looking statements" that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, TACT's ability to scale its existing and any new businesses. For a more complete description of the risks that apply to TACT's business, please refer to the Company's filings with the Securities and Exchange Commission. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company's Annual Report on Form 10-K with the Securities and Exchange Commission on March 25, 2005



                       *** Financial Statements Follow ***

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                                      THE A CONSULTING TEAM, INC.
                            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS




                                                                       THREE MONTHS ENDED
                                                                            MARCH 31,
                                                            -----------------------------------------
                                                                   2005                  2004
                                                            --------------------   ------------------
                                                                (UNAUDITED)           (UNAUDITED)

Revenues                                                           $  6,115,110          $ 5,801,072
Cost of revenues                                                      4,240,279            4,119,429
                                                            --------------------   ------------------
Gross profit                                                          1,874,831            1,681,643

Operating expenses:
Selling, general & administrative                                     1,525,999            1,286,803
Transaction expense                                                     545,412                    -
Depreciation & amortization                                              60,189              120,274
                                                            --------------------   ------------------
                                                                      2,131,601            1,407,077
                                                            --------------------   ------------------
Income (loss) from operations                                         (256,770)              274,566
Other income(expense):
Interest expense, net                                                     3,447               (3,736)
                                                            --------------------   ------------------
Income (loss) before income taxes                                      (253,323)             270,830
Provision (Benefit) for income taxes                                      5,921               50,906
                                                            --------------------   ------------------
Net income (loss)                                                  $  (259,244)           $  219,924
                                                            ====================   ==================
Net income (loss) earning per share:
Basic & Diluted                                              $           (0.12)           $     0.10
                                                            ====================   ==================


                          THE A CONSULTING TEAM, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET



                                                                  MARCH 31, 2005     DECEMBER 31, 2004
                                                                 -----------------   -----------------
                                                                    (UNAUDITED)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                1,456,593    $      2,493,104
Accounts receivable                                                      4,467,430           3,810,759

Other current assets                                                       635,536             399,704
                                                                 ------------------   -----------------
 Total Current Assets                                                    6,559,559           6,703,567
Investment at cost                                                         112,059              87,059
Property and equipment, net                                                518,379             556,896
Intangibles and Goodwill, net                                            1,158,297           1,175,631
Deposits and Other                                                         123,363             126,363
                                                                 ------------------   -----------------
 Total Assets                                                    $       8,471,657    $      8,649,516
                                                                 ==================   =================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities                                              $       2,174,728    $      2,213,139
Other liabilities                                                            9,876              13,479
                                                                 ------------------   -----------------
Total liabilities                                                        2,184,604           2,226,618
Total shareholders' equity                                               6,287,053           6,422,898
                                                                 ------------------   -----------------
Total liabilities and shareholders' equity                       $       8,471,657    $      8,649,516
                                                                 ==================   =================
